                                                                    EX - 99 p(2)

                                                          Policy & Procedure 800
                                                              (December 1, 2000)

                            BROWN INVESTMENT ADVISORY
                                 & Trust Company

                           BROWN ADVISORY INCORPORATED

                                 Code of Ethics


STATEMENT OF GENERAL PRINCIPLES

         Brown Investment Advisory & Trust Company and Brown Advisory Incorporated (collectively, the "Company") are committed to providing services with the utmost professionalism and integrity. The Company and its Employees (as defined below) owe an undivided duty of loyalty to the Company's clients and must place clients' interests first at all times. Employees must avoid any activity that might create an actual or potential conflict of interest and should never take unfair advantage of their positions with the Company. Employees may not cause a client to take action (or fail to take action) for the Employee's personal benefit, rather than for the benefit of the client.

         The Company recognizes, however, that Employees should have an opportunity to develop investment programs for themselves and their families. The Company's Code of Ethics sets forth policies and procedures reasonably designed to ensure that Employees conduct their personal securities transactions in a manner that complies with the securities laws, rules and regulations and that does not raise even the appearance of impropriety.

         All Employees are expected to adhere to the Code of Ethics. Technical compliance with these policies and procedures will not automatically insulate from scrutiny any transaction or pattern of transactions that is not in keeping with the principles stated above. Employees should address any questions regarding the Code of Ethics to Jim Stahl.

DEFINITIONS

Beneficial Interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

Employee means any officer or employee of the Company.

Employee Account means the following securities accounts: (Note that an Employee Account may be exempt from certain provisions of this Code of Ethics if it is a Fully Discretionary Account, as defined below)

o        Personal Accounts: any account held in an Employee's name.

o Joint Accounts: any joint or tenant-in-common account in which an Employee is a participant.

o        Trust Accounts:  an account of a trust if:

          o    an Employee is a beneficiary of the trust; or
          o an Employee is a trustee and a beneficiary of the trust is a member of the Employee's immediate family (i.e., the Employee's spouse, minor child and any other relative who shares the Employee's household).

o Corporate Accounts: an account of a corporation or similar entity in which an Employee is a shareholder and if the Employee controls the entity or the Employee has or shares control over its investment portfolio.

o Accounts under an Employee's Control: an account (other than a non-related client account) over which an Employee has investment discretion or otherwise exercises control.

o Other Accounts: any other account in which an Employee has a direct or indirect Beneficial Interest.


Exempt Investments means the following types of securities: mutual fund shares; direct obligations of the U.S. Government (i.e., Treasury securities); dividend reinvestment plans and money market instruments (i.e., bankers' acceptances, bank certificates of deposits, commercial paper and high quality short-term debt instruments).

Fully Discretionary Account means an Employee Account or Related Account over which the Employee has no direct or indirect influence or control (i.e., if investment discretion for that account has been delegated in writing to an independent manager at another firm and that discretion is not shared with the Employee). In order to have an account treated as a Fully Discretionary Account for purposes of this Code of Ethics, the Employee must certify to the Company in writing that he or she has not, and will not, discuss potential investment decisions with the manager before a transaction.

Fund means a registered investment company for which the Company serves as adviser or sub-adviser.

Growth Equity Guide List means those securities covered by the Company's Growth Equity research analysts.

Investment Person means an Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; an Employee who is a research analyst, assistant research analyst, portfolio manager or assistant portfolio manager; or any other Employee identified by the Compliance Officer.

Rating Change means the addition or deletion of a stock to or from the Growth Equity Guide List or a change in the action rating of a stock on the Growth Equity Guide List.

Related Account means an account of an Employee's spouse, minor child or any other relative who shares the Employee's household (to the extent such an account is not otherwise an Employee Account).

POLICIES AND PROCEDURES FOR PERSONAL INVESTING
Preclearance of Securities Transactions

         Employees must preclear all securities transactions in Employee Accounts and Related Accounts (except for those transactions listed in Section III.A.2 below).

Preclearance Process
                                   In General

         To obtain preclearance, an Employee must complete an Employee Transaction Approval Form (see Exhibit A) and submit it to the Head Trader (or his or her designee) electronically. Personal security transactions by the Head Trader must be reviewed and approved by the Compliance Officer (or his or her designee).

          As soon as possible after receipt of the request, the reviewer should examine the form and determine whether to approve or deny the transaction. Before granting approval, the reviewer must be satisfied that the transaction complies with the Code of Ethics, including the trading restrictions in Section III.D below, and presents no conflict of interest. The reviewer will approve or disapprove electronically the Employee Transaction Approval Form. Preclearance requests are maintained in a database that is updated by The Head Trader.

         Employees will be notified by e-mail when their request is approved. No order subject to preclearance may be entered prior to receipt of such approval. Verbal authorization is not sufficient. In addition, the approval is valid only until the close of business on the day it is granted. If the order is not placed during that period or is placed but not executed, a new approval must be obtained.

                              Employee & Related Accounts Held at Brown IA

                              Where an Employee Account or Related Account is held at BrownIA and a BrownIA portfolio manager is designated on the BrownIA AMTrust system as the portfolio manager, it is the portfolio manager's responsibility to obtain preclearance prior to executing a trade in the account. Portfolio managers will be held responsible for any trades that are executed in an Employee Account or Related Account without preclearance. Employee and Related Accounts actively managed by a BrownIA portfolio manager will be designated with an office code of 555.


                           c) Transactions in Certain Trust Accounts

         Certain accounts may be both an Employee Account or Related Account and a bona fide client account. The Company owes a duty of loyalty to all of its clients. Accordingly, the Company has adopted special procedures to ensure that securities transactions in these accounts are consistent with the Company's fiduciary obligations and with the Code of Ethics.

         The procedures apply to transactions in a client account held by a trust in which an Employee has a Beneficial Interest (other than as the grantor of the trust -- i.e., the person who established the trust), provided that:

          o The Company serves as corporate trustee pursuant to a written agreement and is compensated for its services; and
          o The account is managed on a non-discretionary basis and the Company, as trustee, must approve each transaction. (An account that meets these conditions is referred to as a "Covered Trust Account").

         Each transaction in a Covered Trust Account must be reviewed and approved by a person other than the Employee with the Beneficial Interest in the account in accordance with the Company's fiduciary obligations and the written agreement governing the account. The reviewer should indicate his or her approval by completing and signing an appropriate form. Such approval will satisfy the preclearance requirement of the Code of Ethics.

         Except as noted in Section III.D.3.e below, Covered Trust Accounts and securities transactions in those accounts are subject to all other provisions of the Code of Ethics.

Exceptions

         The preclearance requirement set forth above does not apply to:

          o    Transactions in Fully Discretionary Accounts;
          o    Transactions in Exempt Investments;

          o Automatic transactions (e.g., purchases under dividend reinvestment plans); and
          o Transactions that are not voluntary on the part of the Employee (e.g., stock dividends or splits; mergers; other corporate reorganizations; or margin calls). Transaction Reporting

         Employees must report securities transactions in any Employee Account or Related Account (including a Fully Discretionary Account), unless the account holds only Exempt Investments (e.g., a mutual fund account).

         To ensure compliance with this requirement, Employees must instruct an outside institution that maintains an Employee Account or Related Account to send duplicate copies of all account statements promptly to:

         Brown Investment Advisory & Trust Company
         P.O. Box 1944
         Baltimore, Maryland 21203-1944
         Attn:   Head Trader; Confidential

    The Company generally must receive account statements no later than 10 days after the end of any calendar month or quarter (depending on the type of account) in which a transaction took place.

         If an Employee chooses to open or maintain an Employee Account or Related Accounts with the Company, that will constitute agreement to allow the Company to have access to all account information and statements. All statements for such an account automatically will be forwarded to the Head Trader.

Disclosure of Holdings
Initial Holdings Report

      Within 10 days of commencing employment, each Employee must submit an Initial Holdings Report (Exhibit B) to the Compliance Officer.

Annual Holdings Report

      Every year on or before July 15, each Employee must submit an Annual Holdings Report (Exhibit B) to the Compliance Officer. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted


Certification of Compliance

      As part of initial and annual holdings reports, Employees are required to certify that they have read, understand and complied with the policies and procedures in the Code of Ethics.

Trading Restrictions

      In addition to preclearance and reporting requirements, the Company has imposed certain substantive restrictions on personal securities trading. Any transaction in an Employee Account or Related Account (except for those transactions listed in Section III.A.2 above) must comply with the following policies and procedures. To the extent that trading in a security is restricted, trading in options on or instruments convertible into that security also will be restricted.

Initial Public Offerings

         Employees may not acquire securities in an initial public offering through any Personal Account, Related Account, or an account under the Employee's control.

Private Placements

      Employees may not acquire securities in a private placement through any Personal Account, Related Account, or an account under the Employee's control without prior written approval of the Compliance Officer (or his or her designee). This requirement applies to an Employee's investment in any private investment fund, whether administered by the Company or otherwise. Subsequent capital contributions to such a fund do not require separate approval provided that the timing and amount of the contribution are not within the Employee's control.

      To obtain approval, an Employee must complete a Request for Approval of Private Placement (Exhibit C) and submit it to the Compliance Officer. In evaluating the Employee's request, the reviewer should consider all relevant factors, including:

          o Whether the investment opportunity is being made available to the Employee due to the Employee's position with the Company; and

          o Whether the investment opportunity is suitable for and should be reserved for the Company's clients.

      If the reviewer approves the Employee's request to participate in a private placement, the reviewer must sign the form and must indicate the reasons for his or her decision. The Compliance Officer must retain each form for at least five years after the end of the fiscal year in which the approval was granted.


      If an Investment Person has acquired securities in a private placement, he or she must disclose that interest to the Compliance Officer before the Investment Person may play a material role in a decision to recommend or cause a Fund to invest in securities of the same issuer. This disclosure is required even if the Investment Person has complied with the preclearance and reporting requirements of the Code of Ethics. Once disclosure is made, the Fund's investment decision must be subject to independent review by another Employee.

Blackout Periods

      Employees should be aware that, in addition to any other sanction provided for under the Code of Ethics, profits realized in connection with a transaction during a blackout period generally must be disgorged.

                                 Pending Trades

      Employees may not purchase or sell a security in an Employee Account, Related Account, or an account under the Employee's control on a day during which any client has a pending order in the same (or an equivalent) security. This restriction applies until the client's order has been executed or cancelled.

                         Securities Under Consideration

     Employees may not purchase or sell a security in an Employee Account or Related Account if the Employee knows that a transaction in the same (or an equivalent) security is being considered for any client or that a decision has been made to effect such a transaction.

                                   Fund Trades

      Employees may not purchase or sell a security in an Employee Account or Related Account for a period of four business days before and after a Fund trades the same (or an equivalent) security.

                                 Rating Changes

      Employees may not purchase or sell a security in an Employee Account or Related Account for a period of four business days before and after a Rating Change with respect to the same (or an equivalent) security.

      Research analysts generally must inform the Head Trader four business days before making a Rating Change. If a research analyst believes immediate action is necessary, he or she should contact the Head Trader immediately.

                     Transactions in Certain Trust Accounts

         As described in Section III.A.1.b, the Company has adopted special procedures for Covered Trust Accounts to ensure that securities transactions in those accounts are consistent with the Company's fiduciary obligations and with the Code of Ethics. Notwithstanding the blackout periods set forth above, Covered Trust Accounts are permitted to trade along with clients. In accordance with the Company's allocation policy (see Policy 445), a Covered Trust Account must receive an average price and, in the event of a partial fill, must be allocated shares on terms that are no more or less favorable than other similarly-situated clients.

                                 Blackout Period Exemptions

         Although subject to prior clearance, transactions involving securities in certain large companies, within the parameters set by the Compliance Officer, will be approved under normal circumstances, as follows:

         This exemption applies to transactions involving no more than $25,000 per security per day in securities of companies with market capitalizations of $5 billion or greater, unless the Rating Change for that security has changed in the last four days or is expected to change in the next four days.

Short-Term Trading

      Employees may not profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) security within 60 calendar days. In addition to any other sanction provided for under the Code of Ethics, profits realized from short-term trading must be disgorged to a charity selected by the Employee unless the trade was approved by the CEO.

Insider Trading; Confidentiality

      Employees must comply with the Company's policy on the handling and use of material inside information (See Policy 305). Employees are reminded that they may not purchase or sell, or recommend the purchase or sale, of a security for any account while they are in possession of material inside information. In addition, Employees may not disclose confidential information (including, but not limited to, information about pending or contemplated transactions for client accounts) except to other Employees who "need to know" that information to carry out their duties to clients.

Diversion of Investment Opportunity

        Investment Persons should not acquire a security that would be suitable for a client without first considering whether to recommend or purchase that security to or for the client's account.

Exceptions

      Exceptions to the Code of Ethics may be granted in special circumstances. Requests should be submitted in writing to the Compliance Officer. The Company's Code of Ethics Committee (the "Ethics Committee"), which consists of the Chief Executive Officer, the Chief Financial Officer, the Head Trader, and the Compliance Officer, will review such requests on a case-by-case basis. The Ethics Committee will grant the request only if the conduct involved does not appear to present any material opportunity for abuse and the equities of the situation strongly support an exception. The Company must maintain a written record of the Ethics Committee's decision and the reasons for that decision.


OTHER RESTRICTIONS
Service as Director

      Employees may not serve on the Board of Directors of any public or private company without prior written approval of the Compliance Officer or designee (see Exhibit D). An Employee who is a director of a company may not participate in investment decisions involving that issuer's securities.

Gifts

      To ensure that Employees maintain high standards of integrity and conduct, Employees may not accept any gift or gratuity, other than one that is nominal in value (e.g., reasonably valued at an amount less than $100), from a person or entity that does or seeks to do business with the Company. An employee who receives a gift or gratuity of more than nominal value must notify the Compliance Officer immediately. The Compliance Officer may determine that the gift is exempt from the policy if the reason for the gift was based only upon a personal relationship between the Employee and the individual extending the gift and not on a business relationship between the Employee and the individual extending the gift. An employee may not give a gift or gratuity of more than nominal value to a person or entity doing or seeking to do business with the Company.

      Reasonable business meals and entertainment are not subject to the $100 limitation so long as the Employee and the giver (or recipient) are both present.


OVERSIGHT
Review of Employee Transactions


              The Head Trader and Compliance Officer are responsible for monitoring personal securities trading for compliance with the Code of Ethics. On a periodic basis (but at least monthly), the Head Trader and/or Compliance Officer should review the statements and reports submitted pursuant to Section III above. Any unusual trading activity or patterns of transactions and any indications of violations of this Code of Ethics or the Company's Insider Trading Policy should be brought to the attention of the Ethics Committee.

Sanctions

              If the Ethics Committee determines that an Employee has violated the Code of Ethics, the committee will take such remedial action as it deems appropriate. Sanctions will vary but may include censure, limitation or prohibition of personal trading, suspension, or termination of employment.



              The Ethics Committee generally will impose the following sanctions (although the committee may impose different or additional sanctions in its discretion):


     o If an Employee does not obtain preclearance or violates a trading restriction, the Employee will be requested to reverse the transaction in question and to disgorge any profits to the applicable client(s) or to a charity selected by the Employee. Failure to comply with such a request is grounds for dismissal.


     o If an Employee does not submit an initial or annual holdings report on a timely basis, the Employee will be barred from further personal trading, will not be reimbursed for any expenses (e.g., travel, education), and will not be compensated until the report is provided.


     o If the Company does not receive duplicate statements for an Employee Account or Related Account on a timely basis, the Employee will be barred from further personal trading, will not be reimbursed for any expenses (e.g., travel, education), and will not be compensated until the Employee takes appropriate steps to ensure compliance with the Code of Ethics. An occasional late or missing statement should not result in a sanction provided that the Employee has given instructions to the institution maintaining the Employee Account or Related Account in accordance with Section III.B above.

Board Reporting



              Each year, the Compliance Officer will prepare, or supervise the preparation of, a written report that describes any issues arising under the Code of Ethics during that year. The report must address, at a minimum, any material violation of these policies and procedures and any sanctions imposed in response. In the report, the Company must certify that it has adopted procedures reasonably necessary to prevent violations of its Code of Ethics. The report must be provided to the Board of Directors of each Fund for its consideration.

                                                                      EXHIBIT A.

                            BROWN INVESTMENT ADVISORY

                                 & Trust Company



                           BROWN ADVISORY INCORPORATED



                       EMPLOYEE TRANSACTION APPROVAL FORM


Employee Name:___________________________



Name of Security:__________________________



Symbol:__________________________________



Buy or Sell:_______________________________



Date:____________________________________



Custodian:________________________________



Name of Employee Account or Related Account:__________________________



If the transaction described above is a purchase, does it involve the acquisition of shares of an issuer in an initial public offering?


         Yes______         No______


If the security named above is included in the Growth Equity Guide List, are you aware of any rating change of the security (or an equivalent security) in the past four business days or the intention of a Research Analyst to change the rating in the next four business days?


         Yes______         No______


Are you aware of any pending or contemplated trades in the security named above (or an equivalent security) for any client of the Company?


         Yes______         No______


Do you possess any material inside information regarding the security or issuer of the security?


         Yes______         No______

Are you aware of any trades of the security named above (or an equivalent security) in the past 4 business days or of the intention of any portfolio manager to trade the security named above (or an equivalent security) within the next 4 business days for an investment entity managed by the Company?



         Yes______         No_____



If this transaction has resulted in a realized gain, was this security (or an equivalent security) purchased or sold in any employee account, or related account within the past 60 days?



         Yes_____ No_____


================================================================================



Approved_____



Disapproved____   Reason:_______________________________________________________



-----------------------------                         --------------------------
(Date)                                                (Signature)

                                                                      EXHIBIT B.

                            BROWN INVESTMENT ADVISORY
                                 & Trust Company

                           BROWN ADVISORY INCORPORATED

                         Initial/Annual Holdings Report


Name:  _____________________________

Date:   ______________________________

I hereby certify that I have read, understand and have complied with the memorandum entitled: Code of Ethics. Furthermore, I certify that this form and the attached statements represent a complete list of my securities holdings.

1. Provided below is a description of all Employee Accounts and Related Accounts, as described in these procedures, which I maintain or in which I have any direct or indirect Beneficial Interest.

         PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FOR ALL ACCOUNTS
         LISTED
                                                  Broker/Dealer or Bank
         Account Name            Account Number   where securities are custodied
         ------------            --------------   ------------------------------

Brokerage - Non Discretionary Accounts

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------



Mutual Fund & Other Accounts

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

Brokerage - Discretionary Accounts (managed by independent outside manager)


--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------

--------------------------        -----------       ----------------------------



2. Provided below is a description of securities in which I have any direct or indirect Beneficial Interest (Attached statements are acceptable).

                                                Share/
         Name of              Class            Unit          Principal Amount
         Issuer               of Securities    Amount         (If Debt Security)
         ------               -------------    ------        ------------------

         -------------        ----------       ------        --------------
         -------------        ----------       ------        --------------
         -------------        ----------       ------        --------------
         -------------        ----------       ------        --------------
         -------------        ----------       ------        --------------
         -------------        ----------       ------        --------------


3. I have acquired securities in the following private placement transactions during the past 12 months.

         Name of                          Date of
         Issuer                        Transaction        Nature of  Transaction
         ------                       -------------       ----------------------

         ------                       -------------       ----------------------
         ------                       -------------       ----------------------
         ------                       -------------       ----------------------
         ------                       -------------       ----------------------
         ------                       -------------       ----------------------



         -------------------                       -----------------------------
              (Date)                                        (Signature)

--------------------------------------------------------------------------------


Reviewed by:


Name:______________________________


Signature:___________________________

                                                                      EXHIBIT C.

                            BROWN INVESTMENT ADVISORY

                                 & Trust Company



                           BROWN ADVISORY INCORPORATED



              REQUEST FOR APPROVAL OF PRIVATE PLACEMENT TRANSACTION



The undersigned requests approval of the following securities transaction:



Employee:________________________________________



Issuer:_______________________________________________________



Is the issuer a publicly traded company?   Yes____  No_____



Anticipated Date of Transaction:______________________________



Description of the Placement:___________________________________________________



Number of Shares/Units:_________________    Cost:_________________



Total Amount of Private Placement:___________________________



Name of person who offered this investment to you:

--------------------------------------------------------------------------------

Does this person or his/her employer have a relationship with you or BrownIA?

Yes____  No_____



If yes, what is the nature of that relationship?



--------------------------------------------------------------------------------



Does this person or his/her employer have a relationship with the issuer?

Yes____  No_____



If yes, what is the nature of that relationship?



-----------------------------------------------------------------------------



To your knowledge, is this investment being offered to others?  Yes____  No_____



Would this investment be suitable for any of the Company's clients?

Yes____  No_____

--------------------------------------------------------------------------------






                                            ------------------------------------
                                                     (Employee Signature)




--------------------------------------------------------------------------------



I have reviewed and ___approved ___ disapproved this request for permission to engage in the transaction described for the following reasons:

-----------------------------------------------------------------------------

------------------------------------------------------------------------------



-------------------                            --------------------------------
(Date)                                         (Signature of Compliance Officer)

                                                                      EXHIBIT D.

                            BROWN INVESTMENT ADVISORY

                                 & Trust Company



                           BROWN ADVISORY INCORPORATED



                  REQUEST FOR APPROVAL FOR SERVICE AS DIRECTOR





Employee Name:_______________________________





Company with which you wish to become a director:



     Name:______________________________________________________________________



     Address:___________________________________________________________________



     Nature of Business:________________________________________________________



     Is the company publicly traded?____________________________________________



     Is the company a client of the Company?____________________________________


Will you be compensated for your services and if so how much?___________________



State the nature and extent of your financial interest, if any, in the organization:______________



--------------------------------------------------------------------------------




--------------------------------------------------------------------------------



I have reviewed and ___approved ___ disapproved this request for permission to serve on the board of directors for the above company. In connection with this request, I have the following comments:

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



-------------------                             --------------------------------
       (Date)                                         (Compliance Officer)